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                                                             EXHIBIT (8)(iii)(C)

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT


         The Participation Agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and American General Annuity Insurance Company (the "Agreement") is hereby amended as follows:

         Schedules D and E of the Agreement are hereby deleted in their entirety and replaced with the Schedules D and E attached hereto.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


         Effective Date: August 1, 2000



American General Annuity Insurance Company


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------


Franklin Templeton Variable Insurance Products Trust


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------


Franklin Templeton Distributors, Inc.


By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------



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                                   SCHEDULE D

                                   [Redacted]



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                                   SCHEDULE E

                                   [Redacted]